EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2021

•Reaffirms 2021 Full Year Forecast for Revenues and Profit

GAITHERSBURG, Md., July 29, 2021—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the second quarter ended June 30, 2021.

“Our second quarter performance demonstrates the strength of our strategy and diversified business model,” said Robert G. Kramer, president and chief executive officer of Emergent BioSolutions. “Through continued investment and innovation, we will play an important role in helping deliver solutions to the public health threats we face. We are proud to be resuming production of COVID-19 vaccine batches following additional reviews and collaboration with the Food and Drug Administration and our manufacturing partner."

Kramer added, “I am thankful for the relentless determination of our Emergent team across the globe to deliver for our patients, customers and partners.”

FINANCIAL HIGHLIGHTS (1)

($ in millions, except per share amounts)	Q2 2021	Q2 2020	% Change
Total revenues	$397.5	$394.7	1%
Net income	$4.6	$92.7	(95)%
Net income per diluted share	$0.09	$1.73	(95)%
Adjusted net income (2)	$18.0	$105.7	(83)%
Adjusted net income (2) per diluted share	$0.33	$1.98	(83)%
Adjusted EBITDA (2)	$49.5	$156.1	(68)%

($ in millions, except per share amounts)	YTD 2021	YTD 2020	% Change
Total revenues	$740.5	$587.2	26%
Net income	$74.3	$80.2	(7)%
Net income per diluted share	$1.37	$1.51	(9)%
Adjusted net income (2)	$101.6	$106.0	(4)%
Adjusted net income (2) per diluted share	$1.87	$1.99	(6)%
Adjusted EBITDA (2)	$173.0	$171.4	1%

Q2 2021 AND OTHER RECENT BUSINESS ACCOMPLISHMENTS

•Announced that the U.S. Food and Drug Administration (FDA) has informed the Company that it can resume production of Johnson & Johnson’s COVID-19 vaccine bulk drug substance at the Company's Bayview manufacturing facility.

•Supporting the U.S. government's smallpox preparedness efforts under contract options exercised by the Department of Health and Human Services (HHS) valued at approximately $182 million and $56 million to deliver ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) and VIGIV [Vaccinia Immune Globulin Intravenous (Human)] (VIGIV), respectively.

•Supporting the Canadian government’s anthrax preparedness efforts under a new contract with the Public Health Agency Canada (PHAC) to deliver Anthrasil® (Anthrax Immune Globulin Intravenous [human]) through March 2023.

•Received approval from the Federal Agency for Medicines and Health Products (FAMHP) of Belgium for Trobigard® Auto-injector (atropine sulfate 2mg/obidoxime chloride 220mg; solution for injection), an
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emergency treatment product for known or suspected exposure to nerve agents or toxic organophosphates in adults over 18 years of age.

2021 FINANCIAL PERFORMANCE (1)

(I) Quarter Ended June 30, 2021 (Q2)

Revenues

($ in millions)	Q2 2021	Q2 2020	% Change
Product sales, net (3):
• NARCAN® Nasal Spray	$106.2	$72.8	46%
• Anthrax vaccines	$51.5	$132.3	(61)%
• ACAM2000	$—	$70.0	(100)%
• Other (4)	$23.5	$23.4	—%
Total product sales, net	$181.2	$298.5	(39)%
Contract development and manufacturing (CDMO) services	$190.9	$72.6	*
Contracts and grants	$25.4	$23.6	8%
Total revenues	$397.5	$394.7	1%
* % change is greater than 100%

Product Sales, net
NARCAN Nasal Spray
For Q2 2021, revenues from NARCAN® (naloxone HCI) Nasal Spray increased $33.4 million as compared to Q2 2020. The increase is largely driven by a growth in sales to the U.S. public interest and commercial retail markets as well as an increase in sales to customer channels in Canada.

Anthrax vaccines
For Q2 2021, revenues from Anthrax vaccines decreased $80.8 million as compared to Q2 2020. The decrease is largely driven by timing of deliveries to the U.S. government.

ACAM2000
For Q2 2021, revenues from ACAM2000 decreased $70.0 million as compared to Q2 2020. The decrease is largely driven by the timing of deliveries to the U.S. government; the most recent option exercise was received in July 2021 valued at approximately $182 million, the entire amount of which is expected to be delivered in fiscal year 2021.

Other (4)
For Q2 2021, revenues from other product sales were consistent as compared to Q2 2020.

Contract Development and Manufacturing (CDMO) Services
For Q2 2021, revenue from contract development and manufacturing services increased $118.3 million, as compared to Q2 2020. The increase is due to the public-private partnership with the Biomedical Advanced Research and Development Authority (BARDA) and arrangements with pharma/biotech innovators to address the COVID-19 pandemic. These arrangements were entered into during the second and third quarters of 2020.

Contracts and Grants
For Q2 2021, revenues from contracts and grants were consistent as compared to Q2 2020.

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Operating Expenses

($ in millions)	Q2 2021	Q2 2020	% Change
Cost of product sales and CDMO services	$227.8	$129.8	76%
Research and development	$48.9	$47.9	2%
Selling, general and administrative	$91.2	$76.0	20%
Amortization of intangible assets	$15.1	$15.0	1%

Cost of Product Sales and CDMO Services
For Q2 2021, cost of product sales and contract development and manufacturing services increased $98.0 million as compared to Q2 2020. The increase primarily consists of an increase in costs associated with the Company's contract development and manufacturing services due to higher volume of CDMO services, a majority of which were in support of the Company's arrangements to address the COVID-19 pandemic. Additionally, during the quarter the Company had inventory write-offs of $41.5 million associated with raw materials and in-process batches manufactured at the Company's Bayview facility that it plans to discard as they were deemed unusable. These increases were partially offset by decreases in the cost of product sales due to less volume.

Research and Development
For Q2 2021, research and development expenses were consistent as compared to Q2 2020.

Selling, General and Administrative
For Q2 2021, selling, general and administrative expenses increased $15.2 million as compared to Q2 2020. The increase is primarily due to an increase in costs related to defending and supporting the Company's corporate reputation.

Additional Financial Information
Gross Margin (2)

($ in millions)	Q2 2021	Q2 2020	% Change
Gross margin	$144.3	$241.3	(40)%
Gross margin % (gross margin divided by adjusted revenues (2))	39%	65%	(26)%
For Q2 2021, gross margin decreased $97.0 million as compared to Q2 2020. The decrease is primarily due to the increase in the cost of product sales and CDMO services, specifically $41.5 million associated with the inventory write-offs, $43.1 million associated with product and service revenue mix which was weighted more heavily to lower margin products and services, and $12.4 million associated with costs incurred to remediate and strengthen manufacturing processes at the Company's Bayview facility, many of which are considered temporary in nature.

CDMO Metrics

CDMO Backlog Rollforward	($ in millions)
Beginning backlog (3/31/2021) (5)	$1,342.8
Revenue recognized during Q2 2021	($190.9)
New Business - Initial value of contracts secured during Q2 2021 (6)	$53.2
New Business - Incremental value of existing contracts modified during Q2 2021 (6)	($108.1)
Ending backlog (6/30/2021) (5)	$1,097.0

($ in millions)	June 30, 2021	March 31, 2021	% Change
CDMO services backlog (5)	$1,097.0	$1,342.8	(18)%
CDMO services opportunity funnel (7)	$672.0	$807.1	(17)%
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For Q2 2021, CDMO services backlog decreased $245.8 million as compared to Q1 2021. The decrease is primarily due to revenue realized in the quarter of $190.9 million, $108.1 million of negative contract modifications and other adjustments offset by $53.2 million of positive new business generation during the quarter.

For Q2 2021, CDMO services opportunity funnel decreased $135.1 million as compared to Q1 2021. The decrease is primarily due to the exclusion of opportunities at the Company's Bayview facility as all manufacturing activities at that facility are currently prioritized to support the Johnson & Johnson COVID-19 vaccine.

Capital Expenditures

($ in millions)	Q2 2021	Q2 2020	% Change
Gross capital expenditures	$67.0	$35.1	91%
- Capital expenditures reimbursed	$11.4	$—	—%
Net capital expenditures	$55.6	$35.1	58%
Gross capital expenditures as a % of total revenues	17%	9%	8%
Net capital expenditures as a % of total revenues	14%	9%	5%
For Q2 2021, capital expenditures increased largely due to the Company's continued investments associated with increased capacity and capabilities at the Company's Rockville and Bayview facilities. The increase in gross capital expenditures was offset by reimbursements of $11.4 million related to arrangements funded by the U.S. government.

2021 FINANCIAL FORECAST
For full year 2021, the Company's forecast includes the following financial metrics:

($ in millions)	2021 Forecast
Total revenues	$1,700 - $1,900	Reaffirmed
•NARCAN® Nasal Spray	$305 - $325	Reaffirmed
•Anthrax vaccines	$280 - $310	Reaffirmed
•ACAM2000®	$185 - $205	Reaffirmed
•CDMO services	$765 - $875	Reaffirmed
Adjusted EBITDA (2)	$620 - $720	Reaffirmed
Adjusted net income (2)	$395 - $470	Reaffirmed
Gross margin (2)	61% - 63%	Revised**
** Previous forecasted gross margin was 63% to 65%.

The Company's financial forecast for 2021 includes the following additional considerations:

Revised Considerations

•Gross margin reflects the impact of the Q2 2021 performance as well as expectations for the remainder of the year.

Unchanged Considerations

•Narcan® Nasal Spray revenues assume the naloxone market remains competitive and incorporates the impact of at least one new branded entrant into the market by year end, as well as that no generic entrant will enter the market prior to the anticipated appellate decision related to the pending patent litigation, which is expected in the second half of 2021.
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•Anthrax vaccines revenues are expected to continue to primarily reflect procurement of AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted) under the terms of the Company’s existing contract with BARDA at a more normalized annual level.
•ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) vaccine revenues incorporate the expected full delivery of product under the $182 million option exercise received in July 2021 as well as other international sales.
•CDMO services revenue reflects the successful manufacturing of Johnson & Johnson's COVID-19 vaccine bulk drug substance. On July 29, the Company announced that it was informed by the FDA that it can resume production at its Bayview manufacturing facility.
•Total revenues, specifically other product sales, are expected to be impacted due to the Company's assumption that a new raxibacumab contract will be awarded later than previously planned.
•R&D expenses are expected to reflect continued pipeline progress across the vaccines, therapeutics, and devices portfolios, including the assumption of at least one Phase 3 launch and one Biologics License Application (BLA)/Emergency Use Authorization (EUA) filing.
•Capital expenditures, net of reimbursement, are expected to be in a range of 8% to 9% of total revenues, reflecting ongoing investments in capacity and capability expansions in support of the Company's CDMO services business and product portfolio.

Q3 2021 REVENUE FORECAST

For Q3 2021, the Company expects total revenues of $400 million to $500 million.

FOOTNOTES

(1) All financial information incorporated within this release is unaudited.
(2) See "Reconciliation of Net Income to Adjusted Net Income," "Reconciliation of Net Income to Adjusted EBITDA," "Reconciliation of Gross Margin" and "Reconciliation of Net Research and Development Expenses" for a definition of terms and the reconciliation tables.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts.
(4) Other can include a combination of sales of any of the following products: BAT, VIGIV, Anthrasil, raxibacumab, RSDL, Trobigard, Vivotif, and Vaxchora.
(5) CDMO backlog is defined as estimated remaining contract value as of the indicated period pursuant to signed contracts, the majority of which is expected to be recognized over the next 24 months.
(6) CDMO new business is defined as initial value of contracts secured as well as incremental value of existing contracts modified within the indicated period and is incorporated into Backlog.
(7) CDMO opportunity funnel is defined as proposal values from new work with new customers, new work with existing customers and extensions/expansions of existing contracts with existing customers that, if converted to new business, the majority of which is expected to be realized over the next 24 months. This excludes any value associated with an extension of the commercial supply agreement (CSA) with Johnson & Johnson.
CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, July 29, 2021, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:

Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 1089625
Live Webcast Information: Visit https://edge.media-server.com/mmc/p/yzfzc7j7 for the webcast.

A replay of the call can be accessed from the Emergent website.

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ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions is a global life sciences company whose mission is to protect and enhance life. Through our specialty products and contract development and manufacturing services, we are dedicated to providing solutions that address public health threats. Through social responsibility, we aim to build healthier and safer communities. We aspire to deliver peace of mind to our patients and customers so they can focus on what’s most important in their lives. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit our website and follow us on LinkedIn, Twitter, and Instagram.
RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted Net Income, Adjusted EBITDA (Earnings Before Depreciation and Amortization, Interest and Taxes), Gross Margin, Adjusted Revenues and Net Research and Development expenses) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. For its non-GAAP measures, the Company adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges or accounting changes. As needed, such adjustments are tax effected utilizing the federal statutory tax rate for the U.S., except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of Net Income to Adjusted Net Income," "Reconciliation of Net Income to Adjusted EBITDA," "Reconciliation of Gross Margin" and "Reconciliation of Net Research and Development Expenses" included at the end of this release.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all; statements regarding the strength of our strategy and diversified business model; annual expectations underlying gross margin; continued procurement of AV7909 under our existing contract with BARDA; the full delivery in 2021 of vaccines procured under the July 2021 ACAM2000® option exercise; the potential award of a new procurement contract for raxibacumab; the strength of the naloxone market and the timing and number of naloxone competitor entrants expected by year end; the timing of the anticipated appellate decision on related pending patent litigation; progress across the vaccines, therapeutics, and devices portfolios and anticipated timing and number of regulatory submissions; capacity expansion in our CDMO business portfolio; timing of CDMO revenues; our CDMO backlog and opportunity funnel; capital expenditures and total contract value; and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company’s outlook, financial performance or financial condition, financial and operation goals, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain clinical trials and regulatory approvals are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate.

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The reader should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this press release, and, except as required by law, we do not undertake to update any forward- looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the continued exercise of discretion by BARDA to procure additional doses of AV7909 prior to approval by the FDA; our ability to negotiate follow-on procurement contracts for AV7909 and other follow-on procurement contracts for our public health threat products that have expired or will be expiring; the impact on our revenues from the hold of certain COVID-19 vaccine bulk drug substance lots; our ability to meet our commitments to continued quality and manufacturing compliance at our Baltimore Bayview facility and the potential impact on our ability to continue production of bulk drug substance for Johnson & Johnson’s COVID-19 vaccine at the facility; the availability of U.S. government funding for procurement of our products and certain product candidates; our ability to perform under our contracts with the U.S. government including the timing of and specifications relating to deliveries; our ability to provide CDMO services for the development and/or manufacture of product candidates of our customers at required levels and on required timelines; our ability and the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to obtain and maintain regulatory approvals for our product candidates and the timing of any such approvals; changes to U.S. government priorities for the SNS and the future exercise of all remaining options under our contract for the procurement of ACAM2000® and other government procurement contracts; the negotiation of further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing under our CDMO contracts; the timing of our submission of an application for and our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all; our ability to successfully appeal the patent litigation decision related to NARCAN® Nasal Spray 4mg/spray, and the impact of competition from potential generic and branded naloxone entrants on NARCAN® Nasal Spray; the results of pending shareholder litigation and the potential impact on our business; our ability to develop a safe and effective treatment for COVID-19 and obtain authorization for emergency use for or approval of such treatment from the FDA; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and our 3.875% Senior Unsecured Notes due 2028; the procurement of products by U.S. government entities under regulatory exemptions prior to approval by the FDA and corresponding procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country; the full impact of COVID-19 disease on our markets, operations and employees as well as those of our customers and suppliers; the impact on our revenues from short-term declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. The reader should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations burrowsr@ebsi.com (240) 413-1917	Media Contact Matt Hartwig Director, Media Relations mediarelations@ebsi.com (240) 760-0551
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Emergent BioSolutions Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$447.5	$621.3
Restricted cash	0.2	0.2
Accounts receivable, net	261.9	230.9
Inventories, net	386.4	307.0
Prepaid expenses and other current assets	66.1	36.5
Total current assets	1,162.1	1,195.9

Property, plant and equipment, net	743.5	644.1
Intangible assets, net	633.1	663.1
Goodwill	266.6	266.7
Other assets	109.9	113.4
Total assets	$2,915.2	$2,883.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$151.8	$136.1
Accrued expenses	33.8	46.9
Accrued compensation	63.2	84.6
Debt, current portion	28.8	33.8
Other current liabilities	100.2	83.1
Total current liabilities	377.8	384.5

Contingent consideration, net of current portion	5.0	34.2
Debt, net of current portion	825.2	841.0
Deferred tax liability	53.2	53.2
Contract liabilities, net of current portion	48.9	55.5
Other liabilities	61.4	67.8
Total liabilities	$1,371.5	$1,436.2

Stockholders' equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 54.9 and 54.3 shares issued; 53.7 and 53.1 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	804.4	784.9
Treasury stock, at cost, 1.2 common shares	(39.6)	(39.6)
Accumulated other comprehensive loss, net	(22.4)	(25.3)
Retained earnings	801.2	726.9
Total stockholders' equity	1,543.7	1,447.0
Total liabilities and stockholders' equity	$2,915.2	$2,883.2
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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues:
Product sales, net	$181.2	$298.5	$319.1	$446.7
Contract development and manufacturing services	190.9	72.6	374.7	94.3
Contracts and grants	25.4	23.6	46.7	46.2
Total revenues	397.5	394.7	740.5	587.2

Operating expenses:
Cost of product sales and contract development and manufacturing services	227.8	129.8	327.1	206.7
Research and development	48.9	47.9	101.4	90.6
Selling, general and administrative	91.2	76.0	172.1	145.7
Amortization of intangible assets	15.1	15.0	30.0	29.8
Total operating expenses	383.0	268.7	630.6	472.8

Income from operations	14.5	126.0	109.9	114.4

Other income (expense):
Interest expense	(8.6)	(6.4)	(17.1)	(15.0)
Other, net	1.3	1.1	(0.4)	—
Total other income (expense), net	(7.3)	(5.3)	(17.5)	(15.0)

Income before income taxes	7.2	120.7	92.4	99.4
Income taxes	(2.6)	(28.0)	(18.1)	(19.2)
Net income	$4.6	$92.7	$74.3	$80.2

Net income per common share*
Basic	$0.09	$1.76	$1.40	$1.53
Diluted	$0.09	$1.73	$1.37	$1.51

Shares used in computing income per share
Basic	53.6	52.6	53.5	52.3
Diluted	54.0	53.5	54.3	53.2

* Any differences in the calculation of net income per common share is due to rounding.

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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Six Months Ended June 30,
	2021	2020
Cash flows (used in) provided by operating activities:
Net income	$74.3	$80.2
Adjustments to reconcile to net income to net cash (used in) provided by operating activities:
Share-based compensation expense	21.9	31.0
Depreciation and amortization	61.9	56.8
Change in fair value of contingent consideration, net	1.7	1.1
Amortization of deferred financing costs	2.0	1.5
Deferred income taxes	(3.2)	(3.7)
Other	2.0	1.1
Changes in operating assets and liabilities:
Accounts receivable	(34.7)	12.1
Inventories	(79.7)	(13.7)
Prepaid expenses and other assets	(2.4)	(16.9)
Accounts payable	8.0	(14.5)
Accrued expenses and other liabilities	(55.4)	25.0
Accrued compensation	(21.4)	(3.4)
Contract liabilities	0.4	29.1
Net cash (used in) provided by operating activities:	(24.6)	185.7
Cash flows used in investing activities:
Purchases of property, plant and equipment	(123.1)	(59.3)
Milestone payment from prior asset acquisition	—	(10.0)
Net cash used in investing activities:	(123.1)	(69.3)
Cash flows used in financing activities:
Principal payments on revolving credit facility	—	(20.0)
Principal payments on term loan facility	(11.3)	(5.6)
Principal payments on convertible senior notes	(10.6)	—
Proceeds from share-based compensation activity	10.0	23.1
Taxes paid for share-based compensation activity	(13.0)	(11.7)
Contingent consideration payments	(1.1)	(1.1)
Net cash used in financing activities:	(26.0)	(15.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.1)	(0.1)
Net change in cash, cash equivalents and restricted cash	(173.8)	101.0
Cash, cash equivalents and restricted cash at beginning of period	621.5	168.0
Cash, cash equivalents and restricted cash at end of period	$447.7	$269.0

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Reconciliation of Net Income to Adjusted Net Income (1)

	Three Months Ended June 30,
($ in millions, except per share value)	2021	2020	Source
Net income	$4.6	$92.7
Adjustments:
+ Non-cash amortization charges	16.1	15.8	Intangible Asset (IA) Amortization, Other Income
+ Changes in fair value of contingent consideration	0.6	0.5	COGS
+ Acquisition-related costs (transaction & integration)	0.1	—	SG&A
Tax effect	(3.4)	(3.3)
Total adjustments:	$13.4	$13.0
Adjusted net income	$18.0	$105.7
Adjusted net income per diluted share	$0.33	$1.98

	Six Months Ended June 30,
($ in millions, except per share value)	2021	2020	Source
Net income	$74.3	$80.2
Adjustments:
+ Non-cash amortization charges	32.1	31.3	Intangible Asset (IA) Amortization, Other Income
+ Changes in fair value of contingent consideration	1.7	1.1	COGS
+ Acquisition-related costs (transaction & integration)	0.3	—	SG&A
Tax effect	(6.8)	(6.6)
Total adjustments:	$27.3	$25.8
Adjusted net income	$101.6	$106.0
Adjusted net income per diluted share	$1.87	$1.99

($ in millions)	Reaffirmed 2021 Full Year Forecast	Source
Net income	$340 - $415
Adjustments:
+ Non-cash amortization charges	64	IA Amortization, Other Income
+ Changes in fair value of contingent consideration	3	COGS
+ Acquisition-related costs (transaction & integration)	2	SG&A
Tax effect	(14)
Total adjustments:	$55
Adjusted net income	$395 - $470

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Reconciliation of Net Income to Adjusted EBITDA (1)

	Three Months Ended June 30,
($ in millions)	2021	2020
Net income	$4.6	$92.7
Adjustments:
+ Depreciation & amortization	33.2	28.6
+ Provision for income taxes	2.6	28.0
+ Total interest expense, net	8.4	6.3
+ Changes in fair value of contingent consideration	0.6	0.5
+ Acquisition-related costs (transaction & integration)	0.1	—
Total adjustments	$44.9	$63.4
Adjusted EBITDA	$49.5	$156.1

	Six Months Ended June 30,
($ in millions)	2021	2020
Net income	$74.3	$80.2
Adjustments:
+ Depreciation & amortization	61.9	56.8
+ Provision for income taxes	18.1	19.2
+ Total interest expense, net	16.7	14.1
+ Changes in fair value of contingent consideration	1.7	1.1
+ Acquisition-related costs (transaction & integration)	0.3	—
Total adjustments	$98.7	$91.2
Adjusted EBITDA	$173.0	$171.4

($ in millions)	Reaffirmed 2021 Full Year Forecast
Net income	$340 - $415
Adjustments:
+ Depreciation & amortization	129
+ Provision for income taxes	114-139
+ Total interest expense, net	32
+ Changes in fair value of contingent consideration	3
+ Acquisition-related costs (transaction & integration)	2
Total adjustments	$280 - $305
Adjusted EBITDA	$620 - $720

Reconciliation of Gross Margin (1)

	Three Months Ended June 30,
($ in millions)	2021	2020
Total revenues	$397.5	$394.7
- Contract and grants revenues	(25.4)	(23.6)
Adjusted revenues	$372.1	$371.1

Cost of product sales and contract development and manufacturing services ("COGS")	$227.8	$129.8

Gross margin (adjusted revenues minus COGS)	$144.3	$241.3
Gross margin % (gross margin divided by adjusted revenues)	39%	65%
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	Six Months Ended June 30,
($ in millions)	2021	2020
Total revenues	$740.5	$587.2
- Contract and grants revenues	(46.7)	(46.2)
Adjusted revenues	$693.8	$541.0

Cost of product sales and contract development and manufacturing services ("COGS")	$327.1	$206.7

Gross margin (adjusted revenues minus COGS)	$366.7	$334.3
Gross margin % (gross margin divided by adjusted revenues)	53%	62%

Reconciliation of Net Research and Development Expenses (1)

	Three Months Ended June 30,
($ in millions)	2021	2020
Research and Development Expenses	$48.9	$47.9
Adjustments:
- Contracts and Grants Revenue	(25.4)	(23.6)
Net Research and Development Expenses	23.5	$24.3
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	372.1	$371.1
Net R&D as % of Adjusted Revenue (Net R&D Margin)	6%	7%

	Six Months Ended June 30,
($ in millions)	2021	2020
Research and Development Expenses	$101.4	$90.6
Adjustments:
- Contracts and Grants Revenue	(46.7)	(46.2)
Net Research and Development Expenses	54.7	$44.4
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	693.8	$541.0
Net R&D as % of Adjusted Revenue (Net R&D Margin)	8%	8%

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